Exhibit 99.1

Electro Energy Recapitalizes With Quercus Trust Investment
Tuesday December 11, 9:30 am ET

DANBURY, CT — (MARKET WIRE) — Dec 11, 2007 — Electro Energy Inc. (NasdaqCM:EEEI — News), a leading provider of advanced battery technologies and associated systems, announced today that it has completed an $18 million private placement of securities to the Quercus Trust consisting of 10% Senior Secured Convertible Debentures and a warrant to purchase common stock. The Company also announced the redemption of its 8.5% Senior Secured Convertible Notes.

Under the terms of the transaction, the holders of the $9.9 million of outstanding 8.5% Senior Secured Convertible Notes sold their notes to the Quercus Trust for $7,425,001 and the Company issued to the holders, in the aggregate, (i) cash of $488,320, (ii) 5,401 shares of Series B Preferred Stock (each convertible into 500 shares of common stock), and (iii) warrants to purchase up to 5,400,000 shares of common stock. The Company redeemed the 8.5% Senior Secured Convertible Notes and issued to the Quercus Trust a 10% Senior Secured Convertible Debenture in the principal amount of $18,000,000, and a three-year warrant to purchase up to 32,727,273 shares of common stock. Gross proceeds to the Company totaled $8.1 million.

Michael E. Reed, President and Chief Executive Officer of Electro Energy Inc., stated, “We are very excited to have The Quercus Trust as a strategic investor in our company and we are pleased that The Quercus Trust has recognized the unique manufacturing capabilities and growth potential that Electro Energy has to offer. This investment will provide us with the liquidity we need in order to continue to execute our business plan.” Mr. Reed added, “We have made significant progress in our efforts to begin shipping 18650 rechargeable lithium ion cylindrical cells, the standard in the electronics industry, from our Gainesville, Fla. plant once they have been qualified by our target customers in the military and consumer electronics markets. These efforts should lead to significant commercial revenue for the Company in 2008. We also plan on continuing the commercialization of our proprietary wafer cell battery design in order to penetrate industrial and utility markets, including the automotive industry.”

vFinance Investments, Inc., a subsidiary of vFinance, Inc. (OTC BB:VFIN.OB — News), and Matrix U.S.A., LLC acted as placement agents for the transaction.

About Electro Energy

Electro Energy Inc., headquartered in Danbury, Connecticut, was founded in 1992 to develop, manufacture and commercialize high-powered, rechargeable bipolar wafer cell nickel-metal hydride batteries for use in a wide range of applications. Its Colorado Springs operation supplies aerospace-grade high quality nickel cadmium batteries and components for satellites, aircraft and other specialty applications. EEEI is also developing high-power lithium rechargeable batteries utilizing the Company’s proprietary bipolar wafer cell design. EEEI owns significant manufacturing assets near Gainesville, Fla. capable of manufacturing rechargeable lithium ion 18650 cylindrical cells, the standard cell used in the electronics industry, and facilitating the commercialization of its proprietary wafer cell battery technology. For further information, please visit www.electroenergyinc.com.

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the companies, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the following: general economic and business conditions; competition; unexpected changes in technologies and technological advances; ability to commercialize and manufacture products; results of experimental studies; research and development activities; changes in, or failure to comply with, governmental regulations; and the ability to obtain adequate financing in the future. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of Electro Energy Inc.‘s Securities and Exchange Commission filings available at http://www.sec.gov.

Contact:
Contact: Michael E. Reed 203-797-2699 or Timothy E. Coyne 203-797-2699

Source: Electro Energy Inc.